EXHIBIT 10.14

                    THE PBSJ CORPORATION STOCK OWNERSHIP PLAN
                As Amended and Restated through December 31, 1998

                                  INTRODUCTION

         The PBSJ Corporation (the "Company"), is a holding company that owns one hundred percent (100%) of its major subsidiary operating companies, Post, Buckley, Schuh & Jernigan, Inc. ("PBS&J"); PBS&J Construction Services, Inc.; Seminole Development Corporation; and Post, Buckley International, Inc.

         The PBSJ Corporation and its operative subsidiaries are professional services organizations that provide a broad range of planning, design and program management and construction management services to a variety of public and private sector clients. The Company's three major service sectors are environmental, transportation, and land development services. The Company utilizes its expertise in engineering, planning, architecture, landscape architecture, environmental sciences and surveying disciplines to solve complex problems in each of these basic service areas.

         Since its predecessors' founding in 1960, the Company has grown from a civil engineering practice in South Florida to a substantial firm of national reputation. The Company has developed capabilities, clients and markets through internal growth, as well as acquisitions and the formation of subsidiaries.

         The PBSJ Corporation was incorporated under the laws of Florida in 1974. Its corporate offices are located at 2001 N.W. 107th Avenue, Miami, Florida 33172-2507, and its telephone number is (305) 592-7275.

         Post, Buckley, Schuh & Jernigan, Inc., was founded on February 29, 1960 as Robert P. Schuh & Associates, becoming, successively, Post and Schuh, Inc. on February 27, 1961; Post, Buckley, Mooney & Schuh, Inc. on October 31, 1961 and, finally, Post, Buckley, Schuh & Jernigan, Inc. on February 28, 1970. The PBSJ Employee Profit Sharing Plan and Trust was inaugurated in December, 1963. Seminole Development Corporation was also formed in the early 1960's, and The PBSJ Corporation was organized in 1974 to serve as the parent company for all subsidiaries. HOH Associates, Inc. (no longer active) was formed by the Company in January, 1987, to acquire certain assets and liabilities of a Colorado firm of the same name. In 1992, PBS&J formed an operating subsidiary: Post, Buckley International, Inc. to handle PBS&J's expanding overseas work; and the Company formed PBS&J Construction Services, Inc. which consolidates the Company's major construction-related services. Also, in 1992, the Company acquired certain assets and liabilities of Church Engineering, Inc. and Church Engineering of Nevada, Inc. which were organized under Post, Buckley, Schuh & Jernigan, Inc. (California) and Post, Buckley, Schuh & Jernigan, Inc. (Nevada). In 1995, the Company acquired Nelson Engineering and Planning, Inc. in Texas and Measurement Science, Inc. (no longer active) in Colorado. Also, in 1995, the Company acquired certain assets and liabilities of Hendrich, Eberhart & Associates, Inc. which were organized under Post, Buckley,


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Schuh & Jernigan, Inc. (Arizona). In 1996, the Company acquired Coastal
Environmental Services, Inc. and certain assets of Frank Coleman & Associates, Inc., both of which were integrated into PBS&J in October 1996. In 1997, the Company acquired Espey, Huston & Associates, Inc. in Texas and Kercheval & Associates, Inc. in California. In the first quarter of fiscal 1999, all major remaining active subsidiaries were merged into PBS&J.

         In 1973, having rejected several offers to sell the firm to larger national firms, the principals, who still held all of the stock, developed and adopted the first formal plan to start offering shares to certain other employees. This was prompted by the desire to extend the life of the Company beyond the career span of its founders, to preserve its professional integrity, and to assist the founders future redemption of equity in the firm. A gradual transfer of the controlling interest to the second generation of management was deemed the best way to foster the strong commitment and effort required of them.

         While still serving as consultants to the Company, all of the founding principals had retired by 1980; the first cycle of ownership transfer was successfully completed to other employee owners. The By-Laws of the Company permit ownership to the employees of its subsidiary professional service companies.

         Concurrently, with the acquisition of shares by the new Officers and Directors, it was deemed important to extend the ownership to other levels of management and key positions due to the rapid growth of the Company.

         During 1985, the Board of Directors and the stockholders of the Company approved a ten-for-one stock split. This resulted in an increase in the number of authorized shares to one million $1,000,000). At that time, the operating companies had over eight hundred fifty (850) employees and several tiers of managers. The Board of Directors decided to accelerate the redistribution of the ownership so that those below the level of Officers would have a much more significant interest and opportunity to participate in the growth of the Company. In early 1995, the stock was split once again; this time on a three-for-one basis.

         The operating companies in 1998 employ over two thousand persons in some 65 offices nationwide and internationally.

         The most significant goal of The PBSJ Corporation is that it continue to prosper as an employee-owned professional service organization. There are many other subordinate goals the Company set in its short and long range planning efforts that will, hopefully, help the firm realize that aim. The main objective of this Stock Ownership Plan is to continue to redistribute the ownership to a broader spectrum of our employees in management and senior technical positions.

         When a person is offered the right to acquire shares of the Company's stock, he/she can be assured that it is a serious commitment on the part of the Company and acceptance on the part of the individual represents a long-term commitment to do his/her best to help the Company maintain its

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professional reputation and profitability. The individual should also realize that he/she is agreeing to commit some of his/her personal financial resources.

         While this investment in the Company's stock may be financially rewarding, it should also be looked upon as an investment in oneself and his/her fellow professionals in the Company. Regarding any financial assessment of this commitment to purchase stock, the annual contributions to the employees profit sharing plan and incentive distributions also accrue to the benefit of employee-stockholders and should be considered in any calculation of "return on investment".

         Major goals and objectives identified in the Company's strategic planning process call for the continuing development of motivated, cohesive and cooperative operating units for the benefit of all members of the firm. The Company encourages a working environment that provides the opportunity for professional creativity, promotes esprit-de-corps and facilitates personal growth and job satisfaction for all employees while focusing on profitability meeting the diverse challenges of Client projects and individual assignments.

         Prior to FY 94, the outside auditors for The PBSJ Corporation and its subsidiaries established the value of the shares as of September 30, the common fiscal year end based upon a formula that was set forth in the Company's By-Laws. Basically, the value per share was the aggregate book value of any outside assets such as real property less deferred income taxes on this excess appreciation for all assets acquired after September 30, 1992, divided by the number of shares issued and outstanding.

         In FY 94, with the adoption of the ESOP, the By-Laws were amended to establish the value of the shares as of each September 30 based upon an independent appraisal of fair market value.

         The Board of Directors of The PBSJ Corporation intends, from time to time, to grant stock ownership rights to selected eligible employees. The mechanics of purchasing shares and ultimately selling them back to the Company and ESOP are described in The PBSJ Corporation Stock Ownership Plan, the Company's By-Laws, offering circulars and accompanying information prepared annually.

                                    SECTION I

         Administration. The PBSJ Corporation Stock Ownership Plan (the "Plan") shall be administered by the Company's Board of Directors ("Board"). All actions shall be taken by a majority of the Board. The Board shall have the full and final authority to interpret the provisions of the Plan, to decide all questions of fact arising in its application, and to prescribe such rules and procedures for the administration of the Plan as it may, from time to time, deem advisable.

         Any action, decision, interpretation or determination by the Board, with respect to the application or administration of this Plan, shall be final and binding upon all persons.



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         No member of the Board shall be liable for any action or determination taken or made in good faith withy respect to Plan, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

                                   SECTION II

         Effective Date. This Plan became effective upon its adoption by the shareholders of the Company, having been recommended by the Board of Directors of the Company on September 5, 1985, approved by its shareholders on December 14, 1985, and subsequently amended and restated.

                                   SECTION III

         Definitions. For purposes of the Plan, the following terms shall have the meanings assigned to them, unless another meaning is clearly indicated by a particular usage and context.

                  A. "Current Stock Value" means the "fair market value" of a Share as determined by an independent appraisal of the Company as of the end of the most recent fiscal year in accordance with the procedure outlined in the By-Laws of the Company.

                  B. "Effective Date of Exercise" means the date on which the Company has received a written notice of exercise, in such form as is acceptable to the Board, and full payment of the purchase price or provision thereof as hereinafter provided.

                  C. "Effective Date of Grant" means the date on which the Board makes the award.

                  D. "Eligible Employee" means any individual (other than one who receives retirement benefits, stipends, consulting fees, honorariums, and the like, or who is a full time employee of any firm other than the Company or a Subsidiary) who:

                           (i) performs services for the Company or a
Subsidiary, including any individual who is an officer or director of the Company or a Subsidiary; and

                           (ii) is included on the regular payroll of the
Company or a Subsidiary.

                  E. "Exercise Price" means the purchase price per Share subject to a Stock Ownership Right which will be fixed by the Board, but shall not be less than 100% of the Current Stock Value on the Effective Date of Grant.

                  F. "Restricted Shares" means Shares which are awarded to an Eligible Employee pursuant to Section X of this Plan.


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                  G. "Share" means one share of the Common Stock, par value of one-third cent ($.0033) per share, of the Company.

                  H. "Trust" means The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust (formerly The PBSJ Employee Profit Sharing Plan and Trust).

                  I. "Stock Ownership Right" means the right to purchase from the Company a stated number of Shares at a specified price. Stock Ownership Rights may be granted to an Eligible Employee, subject to such conditions and restrictions as the Board deems appropriate.

                  J. "Subsidiary" means any subsidiary of the Company which is considered an affiliate for purposes of an included in the filing of the Company's consolidated federal income tax return.

                                   SECTION IV

         Granting of Stock Ownership Rights. Subject to the terms and conditions of the Plan, the Board may, from time to time, grant to Eligible Employees Stock Ownership Rights on such terms and conditions as it may determine. Any number of Stock Ownership Rights may be granted to the same Eligible Employee.

                                    SECTION V

         Terms of Stock Ownership Rights. Stock Ownership Rights shall be for such term as is established, from time to time, by the Board.

                                   SECTION VI

         Exercise of Stock Ownership Rights and Payment of Exercise Price. An Eligible Employee entitled to exercise Stock Ownership Rights may do so in whole or in part by delivering to the Secretary of the Company, at its principal executive office, a written notice of exercise. The written notice shall specify the number of Shares for which Stock Ownership Rights are being exercised and shall be accompanied by full payment, or provision therefor, of the Exercise Price for the Shares being purchased. The Eligible Employee exercising Stock Ownership Rights shall either pay the Exercise Price for the Shares being purchased in full in cash at the time of exercise, or shall make provision for payment thereof in any other manner which may be authorized by the Board of Directors, as specified in the terms of the grant of such Stock Ownership Rights. In the event that provision for payment is made in a manner other than by full payment at the time of exercise, the rights of the exercising employee to receive certificates for Shares and dividends paid thereon and to vote such Shares shall be subject to such limitations, if any, which the Board of Directors may provide in the terms of the grant of such Rights.

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                                   SECTION VII

         Transferability of Stock Ownership Rights. Stock Ownership Rights are not transferable and may be exercised only by the individual to whom they were granted.

                                  SECTION VIII

         Termination of Stock Ownership Rights. Except as otherwise specifically provided in any Stock Ownership Rights Agreement, Stock Ownership Rights may be terminated as follows:

                  A. In the event that, on the date sixty days after the Effective Date of Grant and as of each anniversary of such date, the Stock Ownership Rights evidenced by a particular grant have not therefore been exercised for at least a number of Shares equal to the total Shares subject to such Stock Ownership Rights, divided by the number of years in the term of such Stock Ownership Rights, and multiplied by the number of years in such term which have expired, the Stock Ownership Rights will terminate on such date or anniversary date with respect to the excess of such number of Shares over the total number of Shares theretofore purchased upon the exercise of such Stock Ownership Rights. No such termination shall affect the right of the holder of Stock Ownership Rights to purchase any Shares which remain subject to such rights in any subsequent year.

                  B. Stock Ownership Rights will be terminated if they have been fully exercised or if they have expired by their term.

                  C. Upon an Eligible Employee's termination of employment for any reason, all Stock Ownership Rights awarded to such Employee will terminate immediately. For purposes of the Plan, a leave of absence in accordance with Company policy shall not be deemed to be a termination of employment.

                                   SECTION IX

         Repurchase of Shares Acquired by Exercise of Stock Ownership Rights. If offered for sale or required to be sold, Shares shall be repurchased by the Company in accordance with the Company By-Laws, except for Shares held less than six months. Shares held less than six months from date of exercise shall be repurchased by the Company at the lesser of the exercise price or the current value as established by the Company By-Laws, except if the cause of sale is for death, disablement or retirement of the Employee. In these cases, the Shares shall be repurchased by the Company at the current value as established by the Company By-Laws.

                                    SECTION X
                                    (Dormant)

         Awards of Restricted Shares. Subject to the following terms and conditions, the Board may grant an Eligible Employee the right to receive Restricted Shares in conjunction with the grant of any Stock Ownership Rights under the Plan. An Eligible Employee who is granted such a right shall


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receive one Restricted Share for each two Shares purchased by such employee upon the exercise of the related Stock Ownership Rights. The Eligible Employee is not required to pay for such Restricted Shares and shall be entitled to exercise all rights as a stockholder of the Company with respect to such Shares from the date of his/her receipt thereof. Restricted Shares shall be subject to total forfeiture to the Company in the event the Eligible Employee's employment is terminated for any reason except death, prior to the expiration of three years from the date on which such Restricted Shares were acquired, and such Eligible Employee shall have no right to sell Restricted Shares to the Company prior to the expiration of such three-year period. Restricted Shares held by an Eligible Employee who dies while in the employ of the Company or a Subsidiary shall not be subject to forfeiture and shall be considered to have fully vested. Such shares shall be redeemed from the estate of the Eligible Employee in the manner provided in the By-Laws.

                                   SECTION XI

         Adjustments to Shares and Exercise Price. The Board in its sole discretion may make appropriate adjustments in the number of Shares subject to Stock Ownership Rights or in the Exercise Price, to give effect to changes made in the number of outstanding Shares as a result of merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other relevant change.

                                   SECTION XII

         Stock Ownership Rights Agreements. All Stock Ownership Rights granted under the Plan shall be evidenced by a written agreement in such form or forms as the Board in its sole discretion may determine.

                                  SECTION XIII

         Stock Ownership through the Trust. In order to create alternative purchase options and permit a wider range of participation in ownership of the firm by employees at all levels, the Company's Board of Directors, in conjunction with the Trustees of The PBSJ Employee Profit Sharing and Stock Ownership Plan and Trust, have established a method whereby eligible Trust participants may elect to direct the Trustees to invest specific portions of the individual's Trust account balance in common stock of the Company.

         The amount of stock previously purchased and held by a participant within the Trust is identified under a separate line personal stock account category in the annual individual statement of Trust assets provided to participants, while title to all stock held within the Trust is retained in the Trust's name.

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                                   SECTION XIV

         Amendment or Discontinuance of Plan. The Board may at any time amend, suspend, or discontinue the Plan; provided, however, that no amendments to the Plan shall alter or impair any Stock Ownership Rights granted under the Plan without the consent of the holders thereof.

                                   SECTION XV

         Rights of Employment. Nothing in the Plan no in any agreement entered pursuant to the Plan shall confer upon any Eligible Employee any right to continue employment by the Company or a Subsidiary, nor shall it impair any right of the Company or a Subsidiary to terminate such employment.